UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 14, 2010 (May 13, 2010)
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 13, 2010, Republic Services, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders. The stockholders voted on the matters set forth below.
1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
James E. O’Connor	309,104,299	8,517,929	177,796	16,152,474
John W. Croghan	311,502,561	6,218,606	78,857	16,152,474
James W. Crownover	315,216,718	2,502,747	80,559	16,152,474
William J. Flynn	313,613,539	4,111,279	75,206	16,152,474
David I. Foley	304,888,573	12,831,346	80,105	16,152,474
Michael Larson	314,806,850	2,912,031	81,143	16,152,474
Nolan Lehmann	314,682,681	3,036,717	80,626	16,152,474
W. Lee Nutter	315,224,530	2,498,750	76,744	16,152,474
Ramon A. Rodriguez	311,044,037	6,681,491	74,496	16,152,474
Allan C. Sorensen	310,994,166	6,726,093	79,765	16,152,474
John M. Trani	315,251,340	2,468,095	80,589	16,152,474
Michael W. Wickham	314,224,080	3,495,769	80,175	16,152,474
2. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal year 2010 was approved based upon the following votes:

Votes for	328,866,800
Votes against	5,015,841
Abstentions	69,857
There were no broker non-votes for this item.
3. The stockholder proposal regarding political contributions and expenditures was not approved based upon the following votes:

Votes for	37,046,318
Votes against	230,678,815
Abstentions	50,074,891
Broker non-votes	16,152,474
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.
Date: May 14, 2010	By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)